As filed with the Securities and Exchange Commission on September 15, 2009

Registration No. 333-160766

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CareFusion Corporation

(Exact name of Registrant as specified in its charter)

Delaware	3841	26-4123274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joan Stafslien

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☑	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-160766) (the “Registration Statement”) of CareFusion Corporation (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on August 10, 2009, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “Annual Report”) that was filed with the Securities and Exchange Commission on September 15, 2009. As set forth in the Annual Report:

•

On August 31, 2009, the Company completed its spinoff from Cardinal Health, Inc (“Cardinal Health”). In connection with the spinoff, Cardinal Health contributed the majority of the businesses comprising its clinical and medical products segment to the Company and distributed approximately 81% of the Company’s outstanding common stock, or approximately 179.8 million shares, to its shareholders, based on a distribution ratio of 0.5 shares of the Company’s common stock for each common share of Cardinal Health held on the record date of August 25, 2009. Cardinal Health retained approximately 41.4 million shares of the Company’s common stock in connection with the spinoff; and

•	On September 1, 2009, the Company’s common stock commenced trading on the New York Stock Exchange under the symbol “CFN.”

In addition, this Post-Effective Amendment No. 1 is being filed to update certain unaudited pro forma financial information contained in the Registration Statement, including unaudited pro forma financial information for the fiscal year ended June 30, 2009, as derived from the audited financial statements included in the Annual Report.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-160766

Preliminary and Subject to Completion, dated September 15, 2009

PROSPECTUS SUPPLEMENT

CareFusion Corporation

CareFusion Corporation

2009 Long-Term

Incentive Plan

Common Stock, Par Value $0.01 Per Share

The 4,018,352 shares of common stock covered by this prospectus may be acquired by participants in the CareFusion Corporation 2009 Long-Term Incentive Plan, which we refer to as the 2009 LTIP, upon the exercise of certain options to purchase shares of our common stock and upon vesting of certain restricted stock awards and restricted stock units (collectively, “awards”) issued pursuant to the 2009 LTIP. All awards are subject to the terms of the 2009 LTIP and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the 2009 LTIP will be used for general corporate purposes.

Recent Developments

We have incorporated by reference into this prospectus the Annual Report on Form 10-K of CareFusion Corporation for the fiscal year ended June 30, 2009 and certain unaudited pro forma financial information. The information incorporated by reference to this prospectus supplement updates and supplements CareFusion Corporation’s Prospectus dated August 10, 2009 (the “Prospectus”).

In reviewing this prospectus supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 10 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this prospectus supplement is September [    ], 2009

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 that we filed with the SEC on September 15, 2009; and

•	Our Current Reports on Form 8-K filed with the SEC on July 28, 2009, September 2, 2009 and September 15, 2009.

By incorporating by reference our Annual Report on Form 10-K and our Current Reports on Form 8-K, we can disclose important information to you by referring you to our Annual Report on Form 10-K and our Current Reports on Form 8-K, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We post on our public website (www.carefusion.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of any of these documents may be obtained free of charge through our website or by contacting our Investor Relations Department at 3750 Torrey View Court, San Diego, California, 92130, or by calling 1-888-876-4287.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.

You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our combined financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 2009, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement. Our combined financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission registration fee	$7,065.30
Legal fees and expenses	$35,400.00
Accounting fees and expenses	$35,000.00
Printing expenses	$5,000.00
Total	$82,465.30

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Article Seventh of the registrant’s certificate of incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Article 11 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) specifies that a director of the Company shall not be personally liable to the Company or to any stockholders for monetary damages for breach of fiduciary duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Article 12 of the Certificate of Incorporation and Article 13 of the Company’s Amended and Restated By-Laws (the “By-Laws”) state that the Company shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding authorized by the Company’s board of directors by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company.

Article 13 of the Certificate of Incorporation permits the Company to purchase and maintain director or officer liability insurance.

The registrant has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the registrant will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant. The registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of such persons.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On January 14, 2009 the registrant issued 100 shares of its common stock, par value $0.01 per share, to Cardinal Health for an aggregate consideration of $1.00 paid to the registrant by Cardinal Health. That issuance was not registered under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) of such Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See Exhibit Index.

(b) Financial Statement Schedules

Financial statement schedule II is included on page 178 of the Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated herein by reference. All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are omitted because they are not required, are not applicable or the information is included in the financial statements or notes thereto.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 15, 2009.

CAREFUSION CORPORATION

By:	/s/ DAVID L. SCHLOTTERBECK
David L. Schlotterbeck,
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Edward Borkowski and Joan Stafslien, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. SCHLOTTERBECK David L. Schlotterbeck	Chairman and Chief Executive Officer and Director (principal executive officer)	September 15, 2009

/s/ EDWARD J. BORKOWSKI Edward J. Borkowski	Chief Financial Officer (principal financial officer)	September 15, 2009

/s/ JEAN MASCHAL Jean Maschal	Vice President and Chief Accounting Officer (principal accounting officer)	September 15, 2009

/s/ PHILIP L. FRANCIS Philip L. Francis	Director	September 15, 2009

/s/ ROBERT F. FRIEL Robert F. Friel	Director	September 15, 2009

/s/ JACQUELINE B. KOSECOFF Jacqueline B. Kosecoff, Ph.D	Director	September 15, 2009

/s/ J. MICHAEL LOSH J. Michael Losh	Presiding Director	September 15, 2009

/s/ GREGORY T. LUCIER Gregory T. Lucier	Director	September 15, 2009

/s/ EDWARD D. MILLER Edward D. Miller, M.D.	Director	September 15, 2009

/s/ MICHAEL D. O’HALLERAN Michael D. O’Halleran	Director	September 15, 2009

/s/ ROBERT P. WAYMAN Robert P. Wayman	Director	September 15, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Separation Agreement, dated July 22, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 2.1 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).†

3.1	Amended and Restated Certificate of Incorporation of CareFusion Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on August 28, 2009, File No. 333-161611).

3.2	Amended and Restated By-Laws of CareFusion Corporation (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on August 28, 2009, File No. 333-161611).

4.1	Stockholder’s and Registration Rights Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.4 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

4.2

Registration Rights Agreement, dated July 21, 2009, among CareFusion Corporation, Deutsche

Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC (incorporated by reference to

Exhibit 4.1 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

4.3

Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank

Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Cardinal Health’s

Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

4.4

Supplemental Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to Cardinal Health’s

Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

5.1	Opinion of Weil, Gotshal and Manges LLP (previously filed).

10.1	Transition Services Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

10.2	Tax Matters Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.3 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

10.3	Employee Matters Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

10.4	Form of Indemnification Agreement between CareFusion Corporation and individual directors (incorporated by reference to Exhibit 10.5 of Amendment No. 3 to the Company’s Registration Statement on Form 10 filed on June 26, 2009, File No. 1-34273).

10.5	Form of Indemnification Agreement between CareFusion Corporation and individual officers (incorporated by reference to Exhibit 10.6 of Amendment No. 3 to the Company’s Registration Statement on Form 10 filed on June 26, 2009, File No. 1-34273).

10.6	Cardinal Health, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Current Report on Form 8-K filed on November 7, 2005, File No. 1-11373).

10.7	First Amendment to Cardinal Health, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-11373).

Exhibit Number	Description of Exhibits

10.8	Cardinal Health, Inc. 2005 Long-Term Incentive Plan (as amended and restated as of November 5, 2008) (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373 (the “Cardinal Health September 2008 10-Q”)).

10.9	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in January 2006) (incorporated by reference to Exhibit 10.03 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, File No. 1-11373 (the “Cardinal Health December 2005 10-Q”)).

10.10	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grants made to executive officers in August 2006) (incorporated by reference to Exhibit 10.05 to Cardinal Health’s Current Report on Form 8-K filed on August 7, 2006, File No. 1-11373 (the “Cardinal Health August 2006 8-K”)).

10.11	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August and September 2007) (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Current Report on Form 8-K filed on August 13, 2007, File No. 1-11373 (the “Cardinal Health August 2007 8-K”)).

10.12	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2008) (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373 (the “Cardinal Health December 2007 10-Q)).

10.13	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in July 2006) (incorporated by reference to Exhibit 10.04 to the Cardinal December 2005 10-Q).

10.14	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in August 2006) (incorporated by reference to Exhibit 10.06 to the Cardinal Health August 2006 8-K).

10.15	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August and September 2007) (incorporated by reference to Exhibit 10.3 to the Cardinal Health August 2007 8-K).

10.16	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2008) (incorporated by reference to Exhibit 10.2 to the Cardinal Health December 2007 10-Q).

10.17	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for Restricted Share Unit grants to be made in connection with the planned separation of CareFusion Corporation (grant made to executive officer in October 2008) (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Current Report on Form 8-K filed on September 29, 2008, File No. 1-11373).

10.18	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in January 2006) (incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.19	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grants made to executive officers in August 2006) (incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

Exhibit Number	Description of Exhibits

10.20	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2007) (incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.21	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2008) (incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.22	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on August 7, 2007 amending outstanding Nonqualified Stock Option, Restricted Share and Restricted Share Units Agreements under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1.10 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, File No. 1-11373) (the “Cardinal Health 2007 10-K”).

10.23	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on November 6, 2007 amending outstanding Nonqualified Stock Option, Restricted Share and Restricted Share Units Agreements under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 to the Cardinal Health December 2007 10-Q).

10.24	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on September 26, 2008 amending outstanding Nonqualified Stock Option Agreements under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373) (the “Cardinal Health September 2008 10-Q”).

10.25	Cardinal Health, Inc. Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99 to Cardinal Health’s Registration Statement on Form S-8 filed on November 16, 1995, No. 33-64337, Exhibit 10.03 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998, File No. 1-11373, Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, File No. 1-11373, and Exhibit 4(b) to Cardinal Health’s Registration Statement on Form S-8 filed on February 22, 1999, No. 333-72727).

10.26	Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.02 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, File No. 1-11373).

10.27	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on May 7, 2002 amending the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2.3 to the Cardinal Health 2007 10-K).

10.28	Third Amendment to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2.4 to the Cardinal Health 2007 10-K).

10.29	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (grant made to executive officer in November 2000) (incorporated by reference to Exhibit 10.04 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 1999, File No. 1-11373).

Exhibit Number	Description of Exhibits

10.30	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (grant made to executive officer in November 2001) (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, File No. 1-11373).

10.31	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (grant made to executive officer in November 2002) (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, File No. 1-11373).

10.32	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, for California residents (grants made to executive officers in August 2004) (incorporated by reference to Exhibit 10.23 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, File No. 1-11373).

10.33	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on August 7, 2007 amending outstanding Nonqualified Stock Option, Restricted Share and Restricted Share Units Agreements under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2.17 to the Cardinal Health 2007 10-K).

10.34	Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.52 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, File No. 1-11373).

10.35	Second Amendment to the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.4.2 to the Cardinal Health 2007 10-K).

10.36	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (grants made to executive officer in November 2003) (incorporated by reference to Exhibit 10.37 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.37	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (grant made to executive officer in May 2004) (incorporated by reference to Exhibit 10.38 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.38	Retention Agreement, dated as of August 31, 2004, between ALARIS Medical Systems, Inc. and David L. Schlotterbeck (incorporated by reference to Exhibit 10.36 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, File No. 1-11373).

10.39	First Amendment to the Retention Agreement between ALARIS Medical Systems, Inc. and David L. Schlotterbeck, dated and effective as of November 2, 2005 (incorporated by reference to Exhibit 10.06 to Cardinal Health’s Current Report on Form 8-K filed on November 7, 2005, File No. 1-11373).

10.40	Second Amendment to Retention Agreement between CareFusion 303, Inc (f/k/a ALARIS Medical Systems, Inc. or Cardinal Health 303, Inc.) and David L. Schlotterbeck, effective November 26, 2007 (incorporated by reference to Exhibit 10.8 to the Cardinal Health December 2007 10-Q).

10.41	Form of Aircraft Time Sharing Agreement between Cardinal Health, Inc. and David L. Schlotterbeck (incorporated by reference to Exhibit 10.6 to the Cardinal Health September 2008 10-Q).

10.42	Employment Agreement, dated as of August 23, 2004, between Cardinal Health, Inc. and Dwight Winstead (incorporated by reference to Exhibit 10.43 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

Exhibit Number	Description of Exhibits

10.43	First Amendment to Employment Agreement, dated as of October 11, 2005, between Cardinal Health, Inc. and Dwight Winstead (incorporated by reference to Exhibit 10.44 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.44	Second Amendment to Employment Agreement, dated as of November 19, 2007, between Cardinal Health, Inc. and Dwight Winstead (incorporated by reference to Exhibit 10.45 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.45	Restricted Share Units Agreement, dated December 31, 2001, between Cardinal Health, Inc. and Dwight Winstead (incorporated by reference to Exhibit 10.46 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.46	Restricted Share Units Agreement, dated May 17, 2004, between Cardinal Health, Inc. and Dwight Winstead (incorporated by reference to Exhibit 10.47 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.47	Amendment No. 1 to Restricted Shares Units Agreement, dated as of November 19, 2007, between Cardinal Health, Inc. and Dwight Winstead (incorporated by reference to Exhibit 10.48 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.48	Letter Agreement, dated June 14, 2007, and Confidentiality and Business Protection Agreement, effective as of June 18, 2007, between Cardinal Health, Inc. and Vivek Jain (incorporated by reference to Exhibit 10.49 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.49	Letter Agreement, dated November 18, 2008, between Cardinal Health, Inc. and Vivek Jain (incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

10.50	Offer Letter dated May 11, 2009, and Confidentiality and Business Protection Agreement, effective as of May 26, 2009, between Cardinal Health, Inc., CareFusion Corporation and Edward J. Borkowski (incorporated by reference to Exhibit 10.51 of Amendment No. 1 to the Company’s Registration Statement on Form 10 filed on May 14, 2009, File No. 1-34273).

10.51	Employment Agreement, dated August 31, 2009, between CareFusion Corporation and David L. Schlotterbeck, including forms of Retention Award Agreements for Nonqualified Stock Options and Restricted Stock Units (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 2, 2009, File No. 1-34273).

10.52	Form of Executive Officer Offer Letter (incorporated by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, File No. 1-34273 (the “CareFusion 2009 Form 10-K”).

10.53	Form of Director Offer Letter (incorporated by reference to Exhibit 10.53 to the CareFusion 2009 Form 10-K).

10.54	Three Year Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and the other lenders party thereto (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Current Report on Form 8-K dated July 6, 2009, File No. 1-34273).

10.55	364-Day Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and the other lenders party thereto (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Current Report on Form 8-K dated July 6, 2009, File No. 1-34273).

Exhibit Number	Description of Exhibits

10.56	Bridge Credit Agreement, dated as of July 1, 2009, among CareFusion Corporation, the guarantors named therein, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint book managers, and the other lenders party thereto (incorporated by reference to Exhibit 10.3 to Cardinal Health’s Current Report on Form 8-K dated July 6, 2009, File No. 1-34273).

10.57	Purchase Agreement, dated July 14, 2009, among CareFusion Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

10.58	CareFusion Corporation 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on August 28, 2009, File No. 333-161615).

10.59	Form of Nonqualified Stock Option Agreement under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of the Company (incorporated by reference to Exhibit 10.59 to the CareFusion 2009 Form 10-K).

10.60	Form of Performance Stock Units Agreement under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of the Company (incorporated by reference to Exhibit 10.60 to the CareFusion 2009 Form 10-K).

10.61	Form of Restricted Stock Units Agreement under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of the Company (incorporated by reference to Exhibit 10.61 to the CareFusion 2009 Form 10-K).

10.62	Form of Restricted Stock Units Agreement for Directors under the CareFusion Corporation 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.62 to the CareFusion 2009 Form 10-K).

10.63	Form of terms and conditions applicable to nonqualified stock options under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of the Company (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.63 to the CareFusion 2009 Form 10-K).

10.64	Form of terms and conditions applicable to restricted share units under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of the Company (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.64 to the CareFusion 2009 Form 10-K).

10.65	Form of terms and conditions applicable to restricted shares under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of the Company (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.65 to the CareFusion 2009 Form 10-K).

10.66	Form of terms and conditions applicable to nonqualified stock options under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of Cardinal Health, Inc. (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.66 to the CareFusion 2009 Form 10-K).

10.67	Form of terms and conditions applicable to restricted share units under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of Cardinal Health, Inc. (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.67 to the CareFusion 2009 Form 10-K).

10.68	Form of terms and conditions applicable to restricted shares under the CareFusion Corporation 2009 Long-Term Incentive Plan for employees of Cardinal Health, Inc. (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.68 to the CareFusion 2009 Form 10-K).

10.69	Form of terms and conditions applicable to restricted share units under the CareFusion Corporation 2009 Long-Term Incentive Plan for directors of Cardinal Health, Inc. (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.69 to the CareFusion 2009 Form 10-K).

10.70	Form of terms and conditions applicable to nonqualified stock options under the CareFusion Corporation 2009 Long-Term Incentive Plan for directors of Cardinal Health, Inc. (adjusted in connection with the separation) (incorporated by reference to Exhibit 10.70 to the CareFusion 2009 Form 10-K).

Exhibit Number	Description of Exhibits

10.71	CareFusion Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on August 28, 2009, File No. 333-161611).

10.72	CareFusion Corporation Management Incentive Plan (incorporated by reference to Exhibit 10.72 to the CareFusion 2009 Form 10-K).

10.73	CareFusion Corporation Executive Change in Control Severance Plan (incorporated by reference to Exhibit 10.73 to the CareFusion 2009 Form 10-K).

21.1	Subsidiaries of CareFusion Corporation.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).

99.1	Amended Consent Decree for Condemnation and Permanent Injunction (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

*	Filed herewith.
†	The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.